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                                                                    Exhibit 23.1

We consent to the incorporation by reference in Registration Statement No.333-46920 of Abrams Industries, Inc. and subsidiaries on Form S-8 of our report dated May 26, 2004, relating to the financials statements of iTendant, Inc. as of and for the years ended December 31, 2003 and December 31, 2002, respectively included in this Current Report on Form 8-K/A of Abrams Industries, Inc.

/s/ Mobley & Company

Marietta, Georgia
June 30, 2004